================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






                                  JUNE 5, 2003
                Date of Report (Date of earliest event reported)





                             WESTPOINT STEVENS INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                               0-21496 36-3498354
          (Commission File Number) (I.R.S. Employer Identification No.)



                507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
               (Address of principal executive offices) (Zip Code)



                                 (706) 645-4000
              (Registrants' telephone number, including area code)

================================================================================

ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE.

               On June 3, 2003, WestPoint Stevens Inc. (the "Company") issued a press release announcing that the U.S. Bankruptcy Court for the Southern District of New York has approved a series of "first day" motions relating to the Chapter 11 proceedings of the Company and certain of its subsidiaries. A copy of the press release is filed as
          Exhibit 99.1 to this report.

               As previously disclosed, the Company has arranged commitments for up to $300 million of debtor-in-possession financing from a group of banks led by Bank of America and Wachovia Bank. A copy of the related Post-Petition Credit Agreement, dated as of June 2, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association is attached as Exhibit 99.2 to this report.

               As previously disclosed, the Company has reached an agreement-in-principle with the holders of a majority of its unsecured debt with respect to certain terms of a proposed restructuring of the Company, that is to be implemented through the Chapter 11 process. The terms of the proposed restructuring of the Company which is contemplated by such agreement-in-principle are set forth in a Restructuring Proposal, dated June 1, 2003, which is filed as Exhibit
          99.3 to this report (the "Restructuring Proposal"). As indicated therein, the Restructuring Proposal is subject to numerous conditions and further agreements (including, but not limited to, Bankruptcy Court approval), and there can be no assurance that any of the transactions described therein will be undertaken or consummated.

               In connection with its discussions with certain holders of the Company's outstanding Senior Notes regarding the Restructuring Proposal, the Company confidentially provided to such holders certain financial information with respect to the fiscal year ending December 31, 2003 (the "Prior Information"). The Company has revised the Prior Information and is filing, as Exhibit 99.4 to this report, financial information (the "Financial Information") which supersedes the Prior Information so provided to such holders. The Financial Information contains forward-looking statements within the meaning of the federal securities laws, which are only estimates and predictions and not guarantees of performance. The Financial Information is based upon beliefs and assumptions that may prove to be incorrect. Hence, the Company notes that, while the Financial Information reflects the Company's best estimates of the future results projected therein, the achievement of such results is subject to numerous factors and conditions, a great many of which are beyond the Company's control. These factors include, but are not limited to, uncertainties relating to the Company's current reorganization proceedings under Chapter 11 of the Bankruptcy Code and the fact that the following factors, among others, may vary from those assumed in preparing such information: product margins; raw material prices; reserves that may be required for bad debts, returns and allowances; macro-economic circumstances and general economic conditions; competition; and product demand. Thus, the Company's actual financial performance may differ materially from the performance projected in the Financial Information and the Company urges anyone who reviews the Financial Information to consider it in light of such factors, conditions and other uncertainties to which the Financial Information and the Company are currently, and will in the future be, subject. The Company undertakes no obligation to update, revise or comment upon the Financial Information in the future.





Exhibit No.          Exhibit
-----------          -------

99.1           Press release, dated June 3, 2003.

99.2 Post-Petition Credit Agreement, dated as of June 2, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association.

99.3           Restructuring Proposal, dated June 1, 2003.

99.4           Financial Information.




                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WESTPOINT STEVENS INC.
                                          (Registrant)


                                          By: /s/ Christopher N. Zodrow
                                             -----------------------------------
                                             Christopher N. Zodrow
                                             Vice President and Secretary

Date:  June 5, 2003

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT                        DESCRIPTION

99.1           Press release, dated June 3, 2003.

99.2 Post-Petition Credit Agreement, dated as of June 2, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association.


99.3           Restructuring Proposal, dated June 1, 2003.


99.4           Financial Information.